UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Horizon Bancorp (the “Company”), today announced a change in executive management responsibilities and the development of a new business unit for its wholly-owned banking subsidiary, Horizon Bank, N.A. (“Horizon”).

To improve focus and create growth opportunities in the areas of retail banking and municipal finance, David G. Rose, an Executive Vice President of the Company and Horizon’s current Executive Vice President in charge of retail banking, will assume new responsibilities as Porter County Market President and Municipal Finance Manager. As a result of these changes, Mr. Rose will no longer be an executive officer of the Company.

Municipal funding is an important source of funds for Horizon and therefore needs dedicated leadership and accountability. In addition, municipal credit has considerable growth opportunities in the States of Indiana and Michigan and will help diversify Horizon’s loan portfolio. To allow Mr. Rose time to focus on municipal finance and Porter County, consumer lending will now report up through Executive Vice President James D. Neff and retail branches will report up through Senior Vice President Carla Kanney.

The Board of Directors approved these changes on September 20, 2016, and expects that the transition will be completed by no later than December 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: September 22, 2016	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight Chairman and Chief Executive Officer